SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          JOURNAL COMMUNICATIONS, INC.
                (Name of Registrant as Specified in its Charter)

                       __________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)     Title of each class of securities to which transaction applies:

       2)     Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4)     Proposed maximum aggregate value of transaction:

       5)     Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:

       2)     Form, Schedule or Registration Statement No.:

       3)     Filing Party:

       4)     Date Filed:

                          JOURNAL COMMUNICATIONS, INC.
                              333 West State Street
                           Milwaukee, Wisconsin 53203

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 6, 2000

The Annual Meeting of the Stockholders of Journal Communications, Inc. (the "Company") will be held in the Board of Directors room, Journal Communications, Inc., 333 West State Street, Milwaukee, Wisconsin 53203, on Tuesday, June 6, 2000, at 9:30 a.m. for the purpose of electing twenty-seven (27) directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2001 Annual Meeting.

Stockholders of record at the close of business on April 21, 2000, will be entitled to vote at this meeting or any adjournment thereof. Also, active employees of the Company or its subsidiaries who hold units of beneficial interest in the Journal Employees' Stock Trust as of April 21, 2000, are entitled to vote pursuant to the enclosed proxy.

Regardless of the number of shares or units you own, it is important that you be represented at the meeting. Therefore, please sign, date and return the enclosed proxy form in the return envelope provided. If you attend the meeting, you may revoke your proxy and vote in person if you so desire.

PLEASE VOTE AND SIGN YOUR PROXY AND RETURN NO LATER THAN MAY 25, 2000 TO HAVE YOUR VOTE COUNTED.


                                            By Order of the Board of Directors,



                                            /s/  Paul E. Kritzer
                                            -----------------------------------
                                            Paul E. Kritzer, Secretary


Dated:  May 4, 2000

                     TRUSTEES' PROXY TO UNITHOLDERS For the
         Annual Meeting of Stockholders of Journal Communications, Inc.
                           to be held on June 6, 2000


KNOW ALL PERSONS BY THESE PRESENTS that the undersigned holders of 25,920,000 shares of capital stock of Journal Communications, Inc., a Wisconsin corporation, do hereby appoint each unitholder in the Journal Employees' Stock Trust as proxy with power of substitution for and in the name of the undersigned to vote one share of said stock for each Trust unit held by such unitholder as evidenced on the transfer books of the Trustees at the close of business on April 21, 2000, at the Annual Meeting of Stockholders of said Company to be held at the time and place specified in the foregoing notice and at any adjournment of said meeting, in relation to any and all matters which may properly come before such meeting, with all of the powers that the undersigned would possess if personally present thereat. A certified list of such unitholders, together with the number of shares they are so entitled to vote, has been delivered to the Company by the Trustees.

This proxy is issued pursuant to the provisions of Section 21 of the Journal Employees' Stock Trust Agreement, dated May 15, 1937, as amended, and the authority hereby conferred is subject to each of the restrictive conditions expressed therein as follows:

    "The Trustees, as soon as they shall receive notice of any meeting of the owners of Journal Stock, shall issue to each owner of units, except ex-employee-eligibles, employee benefit trusts and employee-eligible transferees, a proxy authorizing him/her or such other person(s) as he/she may substitute for him/her to vote at such meeting the number of shares of Journal Stock represented by the units owned by him/her, provided, however, and each such proxy shall so state, that neither the owner of such units nor his/her substitute(s) shall have the power or authority to vote (a) to sell or lease all or substantially all of the assets of the Company, or (b) to dissolve the Company or (c) to merge or consolidate the Company with any other corporation(s) in which the Company and/or the stockholders of the Company upon completion of such consolidation or merger do not control directly or indirectly a majority of the voting stock, unless the employee-owners of at least two-thirds of the outstanding units owned by employee-eligibles shall have authorized the Trustees to offer all shares held by the Trustees for sale in accordance with the provisions of Section 24 to the classes of optionees therein defined and such options shall have expired within three months prior to such vote. The Trustees may authorize the affixing of a facsimile of their signatures to any proxy with the same effect as though such proxy was signed by them personally. The Trustees shall have exclusive authority to vote all shares of Journal Stock represented by units owned by ex-employee-eligibles, employee benefit trusts and employee-eligible transferees."

The Trustees will vote 6,160,759 units owned by ex-employee-eligibles, employee benefit trusts and employee-eligible transferees.

Dated:  May 4, 2000

    Trustees Under Journal Employees' Stock Trust Agreement, dated May 15, 1937, as amended

                          JOURNAL COMMUNICATIONS, INC.
                              333 West State Street
                           Milwaukee, Wisconsin 53203

                                 PROXY STATEMENT

Solicitation of Proxies
The enclosed Proxy is solicited by the Board of Directors of Journal Communications, Inc. (the "Company"), a Wisconsin corporation, for use at the Annual Meeting of Stockholders of the Company to be held at 9:30 a.m. on Tuesday, June 6, 2000 (the "Annual Meeting"), in the Board of Directors room at Journal Communications, Inc., 333 West State Street, Milwaukee, Wisconsin 53203. In addition to the use of the mails at Company expense, the Company may, if it deems it desirable, solicit proxies personally, by telephone, by e-mail, by facsimile or by other written communication. Solicitations will be made by regular employees of the Company at Company expense; however, no such person will receive any compensation over and above his normal remuneration. A stockholder or unitholder who executes a proxy may revoke it by giving written notice to the Secretary of the Company before the meeting or by so stating in the open meeting before the proxy is exercised. Any proxy that is not revoked will be voted at the meeting in accordance with the instructions given on the enclosed proxy form. This proxy statement and enclosed proxy form are being sent to stockholders and unitholders on or about May 10, 2000.

Outstanding Voting Securities
The Company has only one class of stock authorized and outstanding ("Journal Stock"). Stockholders of record at the close of business on April 21, 2000, are entitled to notice of the meeting and to vote the shares of Journal Stock held on that date. Each share is entitled to one vote. Directors will be elected by a plurality of votes cast at the Meeting (assuming a quorum is present). For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Consequently, any shares or units of beneficial interest not voted at the Meeting, whether due to abstention or otherwise, will have no impact on the election of directors. On April 21, 2000, 28,800,000 shares of Journal Stock were outstanding, of which 25,920,000 shares were held by the Trustees of the Trust under the Journal Employees' Stock Trust Agreement
("JESTA"), dated May 15, 1937, as amended, which shares were, in turn, represented by a like number of units of beneficial interest ("units") issued by the Trustees of the Journal Employees' Stock Trust (the "Stock Trust"). See "Beneficial Ownership under JESTA" for a further description of JESTA and the voting rights of the holders of units ("unitholders"). On April 21, 2000, the Company was the holder of 2,053,248 units, which will not be voted at the meeting.

Principal Stockholders
Listed in the following table are the beneficial owners as of April 21, 2000, of more than five percent (5%) of the issued Journal stock:

--------------------------------------------------------------------------------
                                   Ownership         Amount         Percentage
Name/Address             Class        Type           Owned           of Class
--------------------------------------------------------------------------------
Journal Employees'       Common    Beneficial      25,920,000           90%
Stock Trust                          Record
333 W. State Street
Milwaukee, WI 53203
--------------------------------------------------------------------------------
Matex Inc.               Common    Beneficial       2,640,000          9.2%
c/o Meissner, Tierney,               Record
Fisher & Nichols
111 E. Kilbourn Avenue
Milwaukee, WI 53202
--------------------------------------------------------------------------------

Ownership by Directors and Officers as a Group
Voting securities beneficially owned by directors and director nominees are disclosed under "Election of Directors," below. The twenty-seven (27) director-nominees and officers of the Company as a group (but excluding David G. Meissner, James L. Forbes and Roger D. Peirce) are the beneficial owners of 1,047,533 units, or 3.6% of the number of issued shares of Journal Stock. Mr. Meissner owns no units but is an officer and director of Matex Inc., which owns 2,640,000 shares of Journal Stock. Mr. Meissner's wife and two adult children are also officers and directors of Matex Inc. and together they own or have a beneficial interest in 33% of the outstanding common stock of Matex Inc. Mrs. Meissner also has a 33% beneficial interest in a trust that holds 240,000 shares of Journal Stock. Other members of Mrs. Meissner's family own or have a beneficial interest in the remaining 67% of Matex Inc. shares and the trust that holds the 240,000 shares of Journal Stock. Mr. Forbes and Mr. Peirce, as non-employees, are prohibited by JESTA from owning units.

Beneficial Ownership Under JESTA
On April 21, 2000, the Stock Trust, of which Steven J. Smith, Douglas G. Kiel, Paul M. Bonaiuto, Keith K. Spore and James J. Ditter are the Trustees, owned of record 25,920,000 shares or ninety percent (90%) of the outstanding Journal Stock. The Stock Trust issues units, each unit representing a beneficial interest in one (1) share of Journal Stock. On April 21, 2000, the 25,920,000 units of beneficial interest issued by the Stock Trust were owned as follows:
Active Employee Unitholders, 17,705,993; Retirees and Employee Trusts, 6,160,759; Journal Communications, Inc., 2,053,248.

The Trustees are required to deliver to each active employee unitholder a proxy, with the right of substitution, for the number of shares of Journal Stock represented by his/her units. The Trustees' Proxy, which is included with this proxy statement, is subject to certain limitations in JESTA. Those limitations are set forth in the "Trustees' Proxy to Unitholders."

Whenever a unitholder ceases to be an employee of the Company for any reason except retirement, corporate downsizing or restructuring (in which event special rules apply), the unitholder must offer his/her units for resale to employees designated by the Company. The President cannot allocate units to himself. Employees who retire or are separated from the Company due to downsizing or restructuring may retain a decreasing percentage of their units for a limited number of years. Employee benefit trusts are eligible to hold units. All units held by retirees, separated employees, employee benefit trusts and other trusts are voted by the Trustees of the Stock Trust. On the record date, retirees and employee trusts held 6,160,759 units representing a beneficial interest in 21.4 percent of the outstanding and issued Journal Stock.

All of the Trustees are directors and officers of the Company and receive no additional compensation for this service. They have no beneficial interest in the Journal Stock owned by the Trust other than through the units they own individually.

                              ELECTION OF DIRECTORS

The Company's By-laws provide that the number of directors shall be no less than three (3) and no more than twenty-nine (29) and that all directors shall be elected annually. Twenty-seven (27) directors have been nominated to serve until the next Annual Meeting of Stockholders. Management intends to vote its proxies for the election of the twenty-seven (27) nominees listed below. Although management expects that each of the nominees will be available for election, if any of them is not a candidate at the time the election occurs, the proxies will be voted for the other nominees and may be voted for substituted nominees. Pursuant to the Company's By-laws, written notice of other qualifying nominations for election to the Board of Directors must have been received by the Secretary by February 1, 2000. As no notice of any such other nominations was received, no other nominations for election to the Board of Directors may be made at the Meeting.

The nominees for director of the Company are listed in the following table:

----------------------- -------------------------- --- --------------------- ---------------
Nominee                 Principal Occupation (1)   Age Date Elected Director Units Owned (2)
----------------------- -------------------------- --- --------------------- ---------------
Todd K. Adams           Vice President;            41  June 4, 1996              42,490
                        Senior Vice President &
                        CFO, Journal
                        Sentinel Inc.
----------------------- -------------------------- --- --------------------- ---------------
David A. Anderson (3)   Pressman;                  49  June 6, 2000              14,657
                        Journal Sentinel Inc.
----------------------- -------------------------- --- --------------------- ---------------
Paul M. Bonaiuto        Executive Vice             49  June 8, 1993              53,120
                        President & CFO
----------------------- -------------------------- --- --------------------- ---------------
James J. Ditter         Vice President;            38  September 6, 1995         30,698
                        President, Norlight
                        Telecommunications, Inc.
----------------------- -------------------------- --- --------------------- ---------------
Carl L. Dittoe (3)      Proofreader; Central       58  June 6, 2000               6,300
                        Ohio Advertiser (Add
                        Inc.)
----------------------- -------------------------- --- --------------------- ---------------
Robert M. Dye           Vice President             52  March 6, 1990            104,240
----------------------- -------------------------- --- --------------------- ---------------
James L. Forbes         Chairman;                  67  September 4, 1996              0
                        Badger Meter, Inc.,
                        Milwaukee, WI
----------------------- -------------------------- --- --------------------- ---------------
Carl D. Gardner         Vice President;            43  June 2, 1999              45,500
                        President-Radio, Journal
                        Broadcast
                        Group, Inc.
----------------------- -------------------------- --- --------------------- ---------------
Richard J. Gasper       Vice President;            56  June 4, 1996              37,564
                        President, NorthStar
                        Print Group, Inc.
----------------------- -------------------------- --- --------------------- ---------------
Joseph P. Hoffman (3)   Account Executive;         30  June 6, 2000               2,800
                        Journal Broadcast
                        Group Inc.
----------------------- -------------------------- --- --------------------- ---------------
Stephanie E. Hughes (3) Sr. Financial Analyst;     31  June 6, 2000                 200
                        Journal Sentinel Inc.
----------------------- -------------------------- --- --------------------- ---------------
Stephen O. Huhta        Vice President;            44  June 8, 1993              83,210
                        President, Add, Inc.
----------------------- -------------------------- --- --------------------- ---------------
Mark J. Keefe           Vice President;            40  June 4, 1996              27,130
                        President, PrimeNet
                        Marketing Services,
                        Inc.
----------------------- -------------------------- --- --------------------- ---------------
Douglas G. Kiel         President                  51  June 4, 1991              83,998
----------------------- -------------------------- --- --------------------- ---------------
Kenneth L. Kozminski    Vice President;            35  December 7, 1999          14,390
                        President, IPC
                        Communication Services
                        Inc.
----------------------- -------------------------- --- --------------------- ---------------
Paul E. Kritzer         Vice President &           57  June 5, 1990              93,590
                        Secretary
----------------------- -------------------------- --- --------------------- ---------------
Ronald G. Kurtis        Vice President;            53  June 8, 1993             130,500
                        Senior Vice President
                        & CFO, Journal
                        Broadcast Group, Inc.
----------------------- -------------------------- --- --------------------- ---------------
Judith A. Leonard (3)   Exec. Administrative       50  June 6, 2000               3,650
                        Assistant; Journal
                        Sentinel Inc.
----------------------- -------------------------- --- --------------------- ---------------
David G. Meissner (4)   Executive Director, The    62  June 7, 1988                   0
                        Public Policy Forum
----------------------- -------------------------- --- --------------------- ---------------

-------------------------- ----------------------- --- --------------------- ---------------
Roger D. Peirce            Corporate director and  62  September 4, 1996              0
                           consultant
-------------------------- ----------------------- --- --------------------- ---------------
James P. Prather           Vice President;         42  June 2, 1999              17,780
                           President-Television,
                           Journal Broadcast
                           Group, Inc.
-------------------------- ----------------------- --- --------------------- ---------------
Philippe L. Secker (3)     Label Cutter, NorthStar 45  June 6, 2000               5,780
                           Print Group Inc.
-------------------------- ----------------------- --- --------------------- ---------------
Steven J. Smith            Chairman of the Board   50  June 2, 1987             174,060
                           & Chief Executive
                           Officer
-------------------------- ----------------------- --- --------------------- ---------------
Keith K. Spore             Senior Vice President;  57  September 6, 1995         63,500
                           President & Publisher,
                           Journal Sentinel Inc.
-------------------------- ----------------------- --- --------------------- ---------------
Thomas J. Szews (3)        Sales Manager;          33  June 6, 2000               6,350
                           Norlight
                           Telecommunications
-------------------------- ----------------------- --- --------------------- ---------------
Joseph C. Taschler III (3) Deputy Business         34  June 6, 2000               1,532
                           Editor;
                           Journal Sentinel Inc.
-------------------------- ----------------------- --- --------------------- ---------------
Karen O. Trickle           Vice President and      43  June 2, 1999               9,194
                           Treasurer
-------------------------- ----------------------- --- --------------------- ---------------

(1)  All nominees except Mr. Meissner, Mr. Forbes, Mr. Peirce, Mr. Keefe, Ms. Trickle, Mr.
     Hughes, Mr. Taschler III, Mr. Hoffman and Mr. Szews have been employed by the Company for over five (5) years at the time of the Annual Meeting. Messrs.  Meissner,  Forbes and  Peirce  are not  employed  by the  Company.  In the  past  five (5)  years,  the director-nominees have been involved in the following professional activities.

     o    Todd K. Adams:  Vice  President of the Company since June 1996,  and Senior Vice
          President and Chief Financial Officer of Journal Sentinel Inc. since June 1993.

     o    David A. Anderson: A pressman for Journal Sentinel Inc., he has been employed by the Company since July 1968. A Unitholder Council representative.

     o    Paul M. Bonaiuto:  Executive Vice President  since June 1997 and Chief Financial
          Officer since January 1996.  Senior Vice  President  between March 1996 and June
          1997.  Vice President  between June 1994 and March 1996.  President of NorthStar
          Print Group, Inc. between June 1994 and January 1996.

     o    James J. Ditter:  Vice President  since  September  1995.  President of Norlight
          Telecommunications,  Inc. since September 1995. Between April 1995 and September
          1995, he was Vice President and General Manager of Norlight  Telecommunications,
          Inc.

     o    Carl L. Dittoe: A proofreader with the Production Department of the Central Ohio
          Advertiser,  a division of Add,  Inc.,  where he has been employed since 1989. A
          Unitholder Council representative.

     o    Robert M. Dye: Vice President since March 1990.

     o    James L.  Forbes:  Chairman of Badger  Meter,  Inc.  Milwaukee,  a marketer  and manufacturer of flow  measurement and control products since April 1999. Also at
          Badger  Meter,  Inc., he was President  since 1982 and Chief  Executive  Officer since 1987. He is a director of Badger Meter, Inc., Universal Foods Corporation,
          Blue Cross and Blue Shield United of Wisconsin,  and United Wisconsin  Services,
          Inc.

     o    Carl D. Gardner: Vice President since March 1999. President of Radio for Journal
          Broadcast  Group,  Inc. since December 1998. Prior to that he was Executive Vice
          President  (Radio) between December 1997 and December 1998 and Vice President of
          Radio  Operations/WTMJ-AM  between  June  1996  to  December  1997  for  Journal
          Broadcast Group, Inc. General Manager of WTMJ-AM prior to June 1996.

     o Richard J. Gasper: Vice President since June 1996. President of NorthStar Print Group, Inc. since January 1996. Vice President and General Manager of Label Products & Design, Inc., a subsidiary of NorthStar Print Group, Inc., between April 1993 and January 1996.

     o Joseph P. Hoffman: Advertising Account Executive for WKTI-FM, Milwaukee, a division of Journal Broadcast Group, Inc., since August 1995. Previously he has been an account executive with WMYX-FM, Milwaulee. A Unitholder Council representative.

     o Stephanie E. Hughes: Senior financial analyst in the Circulation Department of Journal Sentinel Inc. since February 1998. Previously, she has been a data coordinator at the Medical College of Wisconsin following her graduation from Lakeland College in June 1995. A Unitholder Council representative.

     o Stephen O. Huhta: Vice President since June 1993. President of Add, Inc. since August 1996. Senior Vice President of Operations of Add, Inc. between June 1992 and August 1996.

     o Mark J. Keefe: Vice President since March 1996. President of PrimeNet Marketing Services, Inc. since October 1995. Previously he was Vice President and General Manager of the Computer Services Division of Donnelley Marketing, Inc., Minneapolis.

     o Douglas G. Kiel: President since December 1998. Executive Vice President between June 1997 and December 1998. President of Journal Broadcast Group, Inc. between June 1992 and December 1998.

     o Kenneth L. Kozminski: Vice President since December 1999. President of IPC Communication Services, Inc. since July 1999. Also with IPC Communication Services, Inc., he has served as Vice President and General Manager of the Eastern Region between July 1998 and July 1999, as Vice President of Operations between May 19998 and July 1998, as General Manager of IPC Communication Services Europe, a French subsidiary, between February 1997 and May 19998, and Director of Print Operations between February 1995 and February 1997.

     o Paul E. Kritzer: Vice President since June 1990, and Secretary since September 1992.

     o Ronald G. Kurtis: Vice President since June 1993. Senior Vice President and Chief Financial Officer of Journal Broadcast Group, Inc. since June 1994.

     o    Judith  A.  Leonard:   Executive   Administrative   Assistant  in  the
          Advertising Department of Journal Sentinel Inc., where she has been employed since September 1981. A Unitholder Council representative.

     o David G. Meissner: Executive Director of the Public Policy Forum, Inc., Milwaukee, since March 1995.

     o Roger D. Peirce: Corporate consultant and director since his retirement as the Chief Operating Officer of Super Steel Products Corp., Milwaukee in December 1994. He is also a director of Brady Corporation, Milwaukee.

     o James P. Prather: Vice President since March 1999. President of Television for Journal Broadcast Group, Inc. since December 1998. Prior to that he was employed by Journal Broadcast Group, Inc. as Executive Vice President (Television) between December 1997 and December 1998, and General Manager of WTMJ-TV between 1995 and December 1998.

     o Philippe L. Secker: Label Cutter in the Finishing Department of NorthStar Print Group, Inc. (Milwaukee). Employed by the Company since April 1976. A Unitholder Council representative.

     o Steven J. Smith: Chairman of the Board since December 1998, and Chief Executive Officer since March 1998. President between September 1992 and December 1998. Also a member of the Board of Directors of Badger Meter, Inc., Milwaukee, since February 2000.

     o Keith K. Spore: Senior Vice President September 1995. President of Journal Sentinel Inc. since July 1995, and Publisher of the Milwaukee Journal Sentinel since June 1996. Editor of the Editorial Page of the Milwaukee Journal Sentinel between April 1995 and July 1995.

     o Thomas J. Szews: Sales manager (commercial sales) for Norlight Telecommunications, Inc. since October 1996. Prior to that he was a graduate assistant in the Management Department at the Fogelman School of Business, University of Memphis, Memphis, Tennessee. A Unitholder Council representative.

     o Joseph C. Taschler III: Deputy Business Editor of the Milwaukee Journal Sentinel since September 1997. Business Editor of the Topeka Capital Journal between April 1995 and September 1997. A Unitholder Council representative.

     o Karen O. Trickle: Vice President since March 1999 and Treasurer since December 1996. Prior to joining the Company in September 1996, she was Assistant Treasurer (International) for Harnischfeger Industries, Inc., Brookfield, Wisconsin, between September 1994 and September 1996.

(2) No director or officer beneficially owns one percent (1%) or greater of the outstanding Journal Stock, except as noted above in "Ownership by Directors and Officers as a Group."

(3)  New nominee for election as director of the Company at the Annual Meeting.

(4)  See "Ownership of Directors and Officers as a Group" above.

Directors' Fees
The Company pays directors' fees only to those directors who are not employees of the Company. They are eligible to receive an annual retainer fee of $15,000 a year plus $1,500 for each Board meeting or meeting of the Compensation, Executive or Audit Committee attended. Mr. Forbes earned $31,500, Mr. Peirce earned $33,000, Robert A. Kahlor earned $22,500, and Mr. Meissner earned $18,000 in directors' fees in 1999. (Mr. Meissner declined the annual retainer fee.) Of the twenty-nine (29) directors in 1999, twenty-five (25) were employees and four
(4) were not. (Mr. Kahlor elected not to be a nominee for election to the board of directors for 2000-2001). All directors who are full-time employees of the Company or a subsidiary are compensated in their capacities as employees.

The Board of Directors and Committees
The Board of Directors met four (4) times in 1999. All of the directors of the Company during 1999 attended at least 75% of the (a) full meetings of the Board of Directors and (b) meetings of committees of the Board of Directors on which the respective directors served.

The Board of Directors has three (3) committees: compensation, executive and audit. The Compensation Committee held four (4) meetings in 1999. The Compensation Committee has the responsibility to assure that officers and key managers are effectively compensated on an internally equitable and externally competitive basis. The committee's members, none of whom can be an employee, are Messrs. Meissner, Forbes and Peirce.

The Board of Directors has authorized a nine-member Executive Committee and delegated certain powers of the Board to it for use for the Company to act on urgent matters efficiently, quickly and decisively. All members of the Executive Committee are Directors. Elected as members of the Executive Committee were Messrs. Kahlor, Smith, Bonaiuto, Kiel, Spore, Meissner, Forbes, Peirce and Robert T. Zynda. The Executive Committee held one (1) meeting in 1999.

The Board of Directors has authorized a three-member Audit Committee to assist the Board in fulfilling its responsibility for the Company's accounting and financial reporting practices and to provide a channel of communications between the Board and the Company's independent auditors and internal audit staff. The Audit Committee is comprised of three non-employee directors, Messrs. Meissner, Forbes and Peirce. The Audit Committee held two (2) meetings in 1999.

Executive Compensation
The following table sets forth the 1999 compensation for the Company's Chief Executive Officer and the four other highest-paid executive officers, as well as the total compensation paid to each individual for the last three fiscal years:

                                         Summary Compensation Table

                                                           Annual Compensation
-----------------------------------------------------------------------------------------------------------
Name and Principal Position          Year        Salary 3         Bonus           Long-term          All
(as of December 31, 1999)                                        (Annual            LTIP            Other
                                                                 Incentive        Payments          Comp 4
                                                                  Comp.)
-----------------------------------------------------------------------------------------------------------
Steven J. Smith, Chairman of         1999        490,000          73,500          423,077           4,005
the Board and CEO 1                  1998        432,019         246,912          275,831           4,000
                                     1997        409,923         203,711          113,850           4,000

-----------------------------------------------------------------------------------------------------------
Douglas G. Kiel, President 2         1999        360,000          50,400          164,427           4,005
                                     1998        321,923         141,857          181,476           4,000
                                     1997        319,704         132,565          126,500           4,000

-----------------------------------------------------------------------------------------------------------
Paul M. Bonaiuto, Executive          1999        290,000          30,694          208,800           4,005
Vice President & Chief               1998        270,385         137,201          149,423           4,000
Financial Officer                    1997        267,523         125,837           45,474           4,000

-----------------------------------------------------------------------------------------------------------
Keith K. Spore, Senior Vice          1999        302,000           29,543         189,750           4,005
President; President,                1998        288,847           74,785         153,047           4,000
Journal Sentinel Inc.                1997        292,525          127,276             -0-           4,000

-----------------------------------------------------------------------------------------------------------
James J. Ditter, Vice                1999        227,692           77,565         127,650           4,005
President;                           1998        198,746           93,508         109,319           4,000
President, Norlight                  1997        190,962           82,181           58,671          4,000
Telecommunications, Inc.
-----------------------------------------------------------------------------------------------------------

(1)  Elected  Chief  Executive  Officer on March 3, 1998,  and  Chairman  of the Board on  December 1, 1998,
     effective January 1, 1999.

(2)  Elected President on December 1, 1998, effective January 1, 1999.

(3)  1997 salaries are based on 27 pay periods. 1998 and 1999 salaries are based on 26 pay periods.

(4)  All of the five  highest-compensated  officers were  participants in the Journal  Communications,  Inc.
     Investment Savings Plan (ISP). Employer  contributions to the ISP and to the cafeteria benefits plan on behalf of these officers  represent all of the compensation in the "All Other  Compensation"  column in the Summary Compensation Table above.



Pension Plan and Supplemental Benefit Plan
The following table shows the approximate retirement benefit payable on retirement at age 65 under the Journal Communications, Inc. Employees' Pension Plan and the Journal Communications, Inc. Supplemental Benefit Plan for employees in specified compensation ranges with varying years of participation in the plan:

                       Estimated Annual Retirement Benefit

                                     Years of Plan Participation
               Five Year             ---------------------------
         Average Compensation       20            30            40
         --------------------       --            --            --
               $200,000          $ 47,436      $ 71,152      $ 87,014
               $300,000          $ 73,435      $110,148      $135,514
               $400,000          $ 99,435      $149,145      $182,013
               $500,000          $125,434      $188,142      $229,413
               $600,000          $151,433      $227,139      $277,013
               $700,000          $177,433      $266,137      $324,512

The Journal Employees' Pension Plan is completely funded by the Company. Company contributions are accrued based on amounts required to be funded under provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The amount of accrued benefits is actuarially determined by Hewitt Associates (Chicago) under the accrued benefit valuation method. It is a defined benefit pension plan that provides benefits for employees of Journal Communications, Inc., Journal Sentinel Inc., Journal Broadcast Corporation (and certain of its subsidiaries), Add Inc. and Norlight Telecommunications, Inc. who meet minimum age and service eligibility requirements. The normal monthly retirement benefit under the plan, assuming attainment of the normal retirement age specified by the plan and payments in the form of a life annuity, is determined in accordance with a formula that takes into account the following factors: final average monthly compensation for the last five years of employment (taking into account gross earnings and annual incentive compensation as reported in the Summary Compensation Table), number of years of active plan participation and an actuarially determined Social Security offset.

The Journal Communications Supplemental Benefit Plan is an unfunded defined benefit plan that supplements payments under the Pension Plan. Benefits payable under the plan are calculated without regard to the limitations imposed on the amount of compensation that may be taken into account under the Pension Plan. The Supplemental Plan pays the excess, if any.

With respect to the officers and directors listed in the "Summary Compensation Table" above, all five are participants in the Pension Plan. Mr. Smith has 25 years of Pension Plan participation, Mr. Kiel has 14 years, Mr. Spore has 33 years, Mr. Bonaiuto has 4 years and Mr. Ditter has 7 years as of the date of this document.

Compensation Committee Report
The Board of Directors has established a compensation committee to be comprised of three members, none of whom can be an employee, to develop and implement compensation plans for senior management. The Board of Directors charged the Compensation Committee with the responsibility for assuring that officers and key management personnel of the Company receive compensation based on performance that is internally equitable and competitive with the market.
Specifically, the Compensation Committee was directed to (1) independently review and approve the compensation plan proposed by the Chairman/CEO for the President, the Executive Vice President and the Presidents of the subsidiaries, and (2) formulate and implement a compensation plan for the Chairman/CEO. For 1999, senior management compensation was reviewed by the Compensation Committee, and, where appropriate, base salaries were adjusted to targets within median ranges for the industry. The Compensation Committee was assisted by Hewitt Associates (Chicago).

The Compensation Committee has established the following policies for executive base compensation, an annual incentive program, a long-term incentive program and compensation for the chief executive officer.

         1.       Executive Base Compensation Plan
The Compensation Committee adopted the principle that the Company's executive compensation policy should be based primarily on performance. Compensation should also reflect the Company's desire to attract and retain quality talent and the need to be competitive in the marketplace. The Compensation Committee reviewed the Company's historical performance, current salary levels and media industry marketplace information. With that information, the Committee received recommendations from management and approved executive pay grade levels that took into consideration market salary medians for 1999.

         2.       Executive Annual Incentive Plan
The Compensation Committee approved the Management Annual Incentive Plan to reward key individuals for achieving pre-established financial and non-financial goals that support the Company's annual business objectives and mission to enhance the value of employee-owners' investment. This annual incentive plan rewards executive performance as measured by net return on equity or invested capital and annual growth in revenue, factors that primarily determine unitholders' value. For executives of Journal Communications, Inc., the annual incentives are based eighty percent (80%) on corporate financial performance and twenty percent (20%) on non-financial goals. For subsidiary presidents and key managers, the annual incentives are based on a combination of subsidiary performance, corporate performance and non-financial goals. Participation in this plan is limited to key employees of the Company and its subsidiaries whose job responsibilities have a direct impact on the strategic goals of the Company. The goals established for each participant shall determine the minimum, median and maximum payments receivable annually under the plan. Each participant is apprised annually of the financial performance matrix and other goals that will determine the potential incentive payment the participant can receive. In 1999, annual bonus targets were compared to bonuses received in the marketplace and were found to be within median ranges.

         3.       Executive Long-Term Incentive Plan
The  Compensation  Committee  approved the Management  Long-Term  Incentive Plan
(LTIP) to motivate and drive management behavior to achieve results that will enhance the employee-owner's investment over the long term. The incentive plan approved by the Committee is based on net return on equity or invested capital over a three-year period. The participants in this plan are the Chairman/CEO, President, Executive Vice President and the Presidents of the subsidiaries. Corporate executives are rewarded one hundred percent (100%) on Journal Communications' performance while subsidiary presidents are rewarded sixty percent (60%) on subsidiary performance and forty percent (40%) on corporate performance. Payment amounts are listed in the Summary Compensation Table above.


The following table shows the Threshold, Target and Maximum awards which are potentially payable to the named executive officers in 2003 for the performance period of 2000-2002 under the LTIP. Payouts of awards are tied to the three-year average return on shareholder's equity of Journal Communications and the three-year average return on invested capital for the subsidiary companies. Performance measures and goals for the corporation and subsidiaries are recommended by the CEO and approved by the Compensation Committee of the Board for each eligible participant. Each participant's award is determined based on the degree to which three year performance at the corporate and/or subsidiary level is achieved at the conclusion of the performance cycle.

                       Management Long-Term Incentive Plan
                   Potential Payments in 2003 as a Percentage
             of Average Base Salary for Performance Period 2000-2002

         Name                    Threshold       Target       Maximum
         ----                    ---------       ------       -------
         Steven J. Smith           22%             88%          132%
         Douglas G. Kiel           16.5%           66%          99%
         Paul M. Bonaiuto          14.5%           58%          87%
         Keith K. Spore            11.5%           46%          69%
         James J. Ditter           11.5%           46%          69%

         4.       Chairman/CEO's Compensation
Mr. Smith's total yearly compensation in 1999 was determined by the Compensation Committee, based primarily upon the Company's overall performance and growth of shareholder value. Factors influencing the committee's determination of Mr. Smith's base compensation for 1999 included the continued growth of the Company, the increased growth in the value of Journal Communications' stock units, the protection of the best interests of the employee-owners and the chairman's continued efforts to diversify the Company's business. Based on the Company's performance in 1999, Mr. Smith was awarded an annual incentive bonus of $73,500, paid in 2000. Based on the Company's aggregate performance for the three-year period of 1997-1999, Mr. Smith was awarded a long-term incentive compensation bonus of $423,077, paid in 2000. The compensation of Mr. Kiel, who became President on January 1, 1999, the executive vice president and the subsidiary presidents will be determined by the Compensation Committee based on similar guidelines. The Compensation Committee continues to review the effect of Section 162(m) of the Revenue Code. This has not had, and is not expected to have, a material effect due to the officers' compensation levels.

Stock Performance Graph
The following graph shows a comparison of cumulative total returns for the Company's Common Stock ("JCI"), the Standard & Poor's 500 Stock Index ("S&P 500") and a "Peer Group" comprised of ten (10) corporations that concentrate on newspapers and broadcast operations (although such corporations do not have the Company's blend of other diversified businesses, such as telecommunications, printing, production and distribution of materials and services for the computer industry and direct mail which, in the aggregate, provide about 43.5% of the Company's annual revenues).

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
          Among Journal Communications, Inc., S&P 500 and a Peer Group


                             Stock Performance Graph

------------------------- --------- --------- ---------- --------- ---------
                            1995      1996      1997       1998      1999
------------------------- --------- --------- ---------- --------- ---------
JCI                100      108       118       144        177       216
---------------- -------- --------- --------- ---------- --------- ---------
S&P 500            100      137       169       225        290       351
---------------- -------- --------- --------- ---------- --------- ---------
Peer Group         100      123       157       229        254       296
---------------- -------- --------- --------- ---------- --------- ---------

The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) (the "Total Return") for Journal Stock is based on a $100 investment as of January 1, 1995. The price of Journal Stock is calculated thirteen (13) times a year, or every four (4) weeks, using a formula that is based on the Company's earnings over a five (5) year period and book value at the time of calculation. The formula is stated in Section 25 of JESTA. The Total Return for the S&P 500 is based on a $100 investment as of January 1, 1995. The Total Return for the Peer Group is based on a $100 investment in the ten (10) companies included in the Index, as of January 1, 1995. Companies in the Peer Group are: A.H. Belo Corporation, Gannett, Inc., Knight Ridder, Inc., Lee Enterprises, Inc., McClatchy Newspapers, Inc., The New York Times Company, Pulitzer Publishing Company, The E.W. Scripps Company, Tribune Company and The Washington Post Company.

Relationship with Independent Auditors
The Board of Directors of Journal Communications, Inc. appointed Ernst & Young LLP ("Ernst & Young"), 111 E. Kilbourn Avenue, Milwaukee, Wisconsin 53202, as the independent auditor for the year 1999 and is expected to reappoint the firm for 2000 at the Annual Meeting. In accordance with past Company practice, it is not expected that a representative of Ernst & Young will attend the Annual Meeting. The 1999 Annual Report, which was mailed to all stockholders and unitholders during March of this year, will be officially accepted at the annual meeting on June 6, 2000. Any shareholder or unitholder having a question about the 1999 Annual Report or the Company's relationship with Ernst & Young should direct it to Paul M. Bonaiuto, Executive Vice President/CFO, P. O. Box 661, Milwaukee, Wisconsin 53201 (333 W. State Street, Milwaukee, Wisconsin 53203) or e-mail at pbonaiut@jc.com. Mr. Bonaiuto will forward questions to Ernst & Young, and it will respond to such questions as soon as possible.

Ernst & Young has served as the Company's independent auditor for at least 75 years. During 1999, it performed an audit examination of the consolidated financial statements of the Company for inclusion in the Annual Report to stockholders and required filings with the Securities and Exchange Commission.

Additionally, Ernst & Young performs the annual audits of Journal Employees' Stock Trust; Journal Communications, Inc. Investment Savings Plan; Journal Communications, Inc. Employees' Pension Plan, and Journal Communications, Inc. Employees' Welfare Benefit Master Plan and Trust.

Other Matters
A copy of the Company's Annual Report on Form 10-K as filed with the Securities & Exchange Commission on March 30, 2000, will be furnished without charge to stockholders or unitholders upon written request directed to Paul E. Kritzer, Secretary, Journal Communications, Inc., P.O. Box 661, Milwaukee, Wisconsin 53201 (333 W. State Street, Milwaukee, Wisconsin 53203), or e-mail at pkritzer@jc.com.

A stockholder or unitholder wishing to include a proposal pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8") in the Company's proxy statement for the 2001 Annual Meeting of Stockholders must forward the proposal to the Company so that it is received by Thursday, February 1, 2001. The Company's By-laws establish procedures for stockholder nominations for elections for directors of the Company and for bringing business before any annual meeting of stockholders of the Company. Among other things, under terms as currently in effect, to bring business before an annual meeting, a stockholder must give written notice to the Secretary of the Company not less than 90 days prior to the first anniversary of the date of the Annual Meeting of Stockholders of the Company in the immediately preceding year. The notice must also contain certain information about the proposed business or the nominee and the stockholder making the proposal. Under the By-laws as currently in effect, if the Company does not receive a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to Wednesday, March 7, 2001, then the notice will be considered untimely and the Company is not required to present such proposal at the 2001 Annual Meeting of Stockholders. If the Board of Directors chooses to present such proposal at the 2001 Annual Meeting of Stockholders, then the persons named in proxies solicited by the Board of Directors for the 2001 Annual Meeting of Stockholders may exercise discretionary voting power with respect to such proposal.

Company management does not intend to present to the meeting any matters not referred to in the foregoing Notice of Annual Meeting and does not know of any matters that will be presented to the meeting by others.

                                     By Order of the Board of Directors


                                     /s/  Paul E. Kritzer

                                     Paul E. Kritzer, Vice President & Secretary



May 4, 2000

Treasury
UHID      100
Department
Clock
Units     2,053,248

IMPORTANT - PLEASE READ:  This form is machine read:

1.  Please use a #2 PENCIL to mark your selection.
2.  Color in small red box.  Do not use Xs or check marks.
3.  Do not damage any part of this form, especially the left edge.  Thank you!

Steven J. Smith and Douglas G. Kiel, and each of them, with full power of substitution, are hereby appointed proxies to vote all shares of the common stock of Journal Communications, Inc., which the undersigned is entitled to vote at the annual meeting and at any adjournment thereof, upon the matter indicated below:

                          JOURNAL COMMUNICATIONS, INC.
                                      PROXY
                          Annual Meeting, June 6, 2000
                       Solicited by the Board of Directors
                                Mark Only One Box

FOR Election of all the following nominees:            [ ]

T.K. Adams, D.A. Anderson, P.M. Bonaiuto, J.J. Ditter, C.L. Dittoe, R.M. Dye, J.L. Forbes, C.D. Gardner, R.J. Gasper, J.P. Hoffman, S.E. Hughes, S.O. Huhta, M.J. Keefe, D.G. Kiel, K.L. Kozminski, P.E. Kritzer, R.G. Kurtis, J.A. Leonard, D.G. Meissner, R.D. Peirce, J.P. Prather, P.L. Secker, S.J. Smith, K.K. Spore, T.J. Szews, J.C. Taschler III, K.O. Trickle

For election of all the listed nominees, except for:   [ ]

___________________________________________________


Withhold authority to vote for all listed nominees:    [ ]


Unless otherwise specified, this proxy shall be voted for all directors.

                PLEASE SIGN, DATE AND RETURN THIS FORM PROMPTLY.
                               ENVELOPE ENCLOSED


Signed ________________________________________   Date _________________________